Exhibit (e)(1)(A)(i)

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

VOYA INVESTORS TRUST

and

VOYA INVESTMENTS DISTRIBUTOR, LLC

NAME OF FUNDS

Voya Balanced Income Portfolio Voya Global Perspectives® Portfolio Voya Government Liquid Assets Portfolio Voya High Yield Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio Voya Limited Maturity Bond Portfolio

Voya Retirement Aggressive Portfolio (formerly, Voya Retirement Growth Portfolio) Voya Retirement Conservative Portfolio

Voya Retirement Moderate Portfolio

Voya Retirement Moderately Aggressive Portfolio (formerly, Voya Retirement Moderate Growth Portfolio)

Voya U.S. Stock Index Portfolio

VY® BlackRock Inflation Protected Bond Portfolio VY® CBRE Global Real Estate Portfolio

VY® CBRE Real Estate Portfolio

VY® Invesco Growth and Income Portfolio

VY® JPMorgan Emerging Markets Equity Portfolio VY® JPMorgan Small Cap Core Equity Portfolio VY® Morgan Stanley Global Franchise Portfolio VY® T. Rowe Price Capital Appreciation Portfolio VY® T. Rowe Price Equity Income Portfolio